Exhibit 99.1
ChargePoint Reports Third Quarter Fiscal Year 2025 Financial Results

•Third quarter fiscal 2025 revenue of $100 million
•Third quarter fiscal 2025 GAAP gross margin of 23% and non-GAAP gross margin of 26%
•Third quarter fiscal 2025 subscription revenue of $36 million representing 19% year over year growth
•Third quarter fiscal 2025 GAAP operating expense of $91 million and non-GAAP operating expense of $59 million, representing 30% and 28% year over year reduction
•ChargePoint guides to fourth quarter fiscal 2025 revenue of $95 million to $105 million
Campbell, Calif. – December 4, 2024 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading provider of networked solutions for charging electric vehicles (EVs), today reported results for its third quarter of fiscal year 2025 ended October 31, 2024.

“We are encouraged by record EV sales in the industry, and we continue to see network utilization driving the need for more charging infrastructure.” said Rick Wilmer, CEO of ChargePoint. “Our third quarter results exceeded our expectations, and demonstrate that our strategy, focus on operational excellence, and rigorous cash management are translating to tangible results.”
Third Quarter Fiscal 2025 Financial Overview
•Revenue. Third quarter revenue was $99.6 million, down 10% from $110.3 million in the prior year’s same quarter. Networked charging systems revenue for the third quarter was $52.7 million, down 29% from $73.9 million in the prior year’s same quarter. Subscription revenue was $36.4 million, up 19% from $30.6 million in the prior year’s same quarter.
•Gross Margin. Third quarter GAAP gross margin was 23% as compared to (22)% in the prior year's same quarter, and non-GAAP gross margin was 26% as compared to (18)% in the prior year's same quarter, in both cases primarily due to a $42.0 million inventory impairment charge taken in the prior year to address legacy supply overruns related to product transitions and to better align inventory with demand.
•Operating Expenses. Third quarter GAAP operating expenses were $91.0 million, down 30% from $129.8 million in the prior year's same quarter. Non-GAAP operating expenses were $58.6 million, down 28% from $81.1 million in the prior year's same quarter.
•Net Income/Loss. Third quarter GAAP net loss was $77.6 million, down 51% from $158.2 million in the prior year's same quarter. Non-GAAP pre-tax net loss was $40.7 million, down 62% from $106.3 million in the prior year's same quarter, both reflecting the $42.0 million inventory impairment charge taken in the prior year. Non-GAAP Adjusted EBITDA Loss was $28.6 million, down 71% from $97.4 million in the prior year's same quarter.
•Liquidity. As of October 31, 2024, cash and cash equivalents on the balance sheet was $219.8 million. ChargePoint's $150 million revolving credit facility remains undrawn and ChargePoint has no debt maturities until 2028.
•Shares Outstanding. As of October 31, 2024, the Company had approximately 441 million shares of common stock outstanding.
For reconciliation of GAAP and non-GAAP results, please see the tables below.

Business Highlights
•ChargePoint appointed David Vice as Chief Revenue Officer to drive revenue growth, overseeing the global sales and marketing functions.
•ChargePoint lowered the barrier to entry for fleet electrification with the introduction of the CPF50, an affordable Level 2 charging solution that enables more fleets to go electric with access to ChargePoint’s advanced fleet and telematics software platform.

•The new ChargePoint Essential cloud plan makes charging more accessible for small businesses and multi-family housing with access to the benefits of ChargePoint's leading software platform.
Fourth Quarter and Full Year Guidance
For the fourth fiscal quarter ending January 31, 2025, ChargePoint expects revenue of $95 million to $105 million.

The Company is concentrating on returning to growth and streamlining operations to continue on its path to positive non-GAAP Adjusted EBITDA, which is targeted for a quarter in fiscal year 2026.

ChargePoint is not able to present a reconciliation of its forward-looking non-GAAP Adjusted EBITDA goal to the corresponding GAAP measure because certain potential future adjustments, which may be significant and may include, among other items, stock-based compensation expense, are uncertain or out of its control, or cannot be reasonably predicted without unreasonable effort. The actual amounts of such reconciling items could have a significant impact on ChargePoint's GAAP Net Loss.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its third quarter fiscal 2025 financial results.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds of thousands of places to charge in North America and Europe. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our projected revenue for the fourth quarter of fiscal year 2025 and our goal to achieve positive non-GAAP Adjusted EBITDA. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: macroeconomic trends including changes in or sustained inflation, interest rate volatility, or other events beyond our control on the overall economy which may reduce demand for our products and services, geopolitical events and conflicts, adverse impacts to our business and those of our customers and suppliers, including due to supply chain disruptions, tariffs, component shortages, and associated logistics expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire, integrate or partner with other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs, including auto manufacture's plans and strategies to transition to predominately manufacture EV and any corresponding increased demand for installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; our ability, and our reliance on our customers, to successfully implement, construct and manage National Electric Vehicle Infrastructure (NEVI) grant opportunities in accordance with the respective terms of the NEVI program in order to validly secure and obtain awarded funding and win additional NEVI grant opportunities; our reliance on contract manufacturers, including those located outside the United States, may result in supply chain interruptions, delays and expense increases which may adversely affect our sales, revenue and gross margins; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to delays and costs associated with new product introductions, inventory obsolescence, component shortages and related expense increases; adverse impact to our revenues and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2024, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.
Use of Non-GAAP Financial Measures
ChargePoint has provided financial information in this press release that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results. ChargePoint believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends and believes they provide meaningful supplemental information to investors regarding ChargePoint’s underlying operating performance because they exclude items the Company believes are unrelated to, and may not be indicative of, its core operating results.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.
Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding stock-based compensation expense, amortization expense of acquired intangible assets and restructuring costs for severances and employment-related termination costs, facility and other contract terminations. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.
Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, facility and other contract terminations, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees related to the modification of the convertible debt.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, facility and other contract terminations, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees related to the modification of the convertible debt. These amounts reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Non-GAAP Adjusted EBITDA Loss. ChargePoint defines non-GAAP adjusted EBITDA loss as net loss excluding stock-based compensation expense, restructuring costs for severances and employment-related termination costs, facility and other contract terminations, amortization expense of acquired intangible assets, non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses, professional service fees related to the modification of the convertible debt, and further adjusted for provision of income taxes, depreciation, interest income and expense, and other income and expense (net).
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Nandan Amladi
Vice President, Finance and Investor Relations
nandan.amladi@chargepoint.com
investors@chargepoint.com
Press
John Paolo Canton
Vice President, Communications
JP.Canton@chargepoint.com

AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2023	2024	2023
Revenue
Networked charging systems	$52,662	$73,893	$182,182	$286,788
Subscriptions	36,417	30,559	106,053	86,935
Other	10,533	5,831	26,959	17,084
Total revenue	99,612	110,283	315,194	390,807
Cost of revenue
Networked charging systems	52,852	109,452	173,152	317,335
Subscriptions	17,512	19,999	53,812	53,495
Other	6,462	4,778	16,249	12,263
Total cost of revenue	76,826	134,229	243,213	383,093
Gross profit	22,786	(23,946)	71,981	7,714
Operating expenses
Research and development	38,299	56,524	110,861	165,563
Sales and marketing	34,678	39,834	106,376	116,545
General and administrative	17,975	33,463	52,794	82,627
Total operating expenses	90,952	129,821	270,031	364,735
Loss from operations	(68,166)	(153,767)	(198,050)	(357,021)
Interest income	1,604	1,868	6,930	6,168
Interest expense	(9,315)	(3,820)	(22,486)	(9,673)
Other income (expense), net	(202)	(2,815)	(1,090)	(2,173)
Net loss before income taxes	(76,079)	(158,534)	(214,696)	(362,699)
Provision for (benefit from) income taxes	1,511	(315)	3,567	162
Net loss	$(77,590)	$(158,219)	$(218,263)	$(362,861)
Net loss per share, basic and diluted	$(0.18)	$(0.43)	$(0.51)	$(1.01)
Weighted average shares outstanding, basic and diluted	435,331,445	376,182,783	428,757,738	360,818,131

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	October 31, 2024	January 31, 2024
Assets
Current assets:
Cash and cash equivalents	$219,409	$327,410
Restricted cash	400	30,400
Accounts receivable, net	111,854	124,049
Inventories	221,988	198,580
Prepaid expenses and other current assets	66,467	62,244
Total current assets	620,118	742,683
Property and equipment, net	37,909	42,446
Intangible assets, net	71,662	80,555
Operating lease right-of-use assets	14,782	15,362
Goodwill	214,303	213,750
Other assets	7,564	8,567
Total assets	$966,338	$1,103,363
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$74,056	$71,081
Accrued and other current liabilities	143,163	159,104
Deferred revenue	102,787	99,968
Total current liabilities	320,006	330,153
Deferred revenue, noncurrent	134,056	131,471
Debt, noncurrent	299,410	283,704
Operating lease liabilities	16,019	17,350
Deferred tax liabilities	10,343	11,252
Other long-term liabilities	5,523	1,757
Total liabilities	785,357	775,687
Stockholders' equity:
Common stock	44	42
Additional paid-in capital	2,028,722	1,957,932
Accumulated other comprehensive loss	(15,150)	(15,926)
Accumulated deficit	(1,832,635)	(1,614,372)
Total stockholders' equity	180,981	327,676
Total liabilities and stockholders' equity	$966,338	$1,103,363

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended October 31,
	2024	2023
Cash flows from operating activities
Net loss	$(218,263)	$(362,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,205	21,160
Non-cash operating lease cost	2,700	3,257
Stock-based compensation	61,083	91,946
Amortization of deferred contract acquisition costs	2,388	2,112
Inventory impairment	—	70,000
Non-cash interest expense	12,750	—
Reserves and other	17,104	7,486
Changes in operating assets and liabilities:
Accounts receivable, net	6,267	8,693
Inventories	(24,207)	(183,569)
Prepaid expenses and other assets	(6,250)	(6,135)
Accounts payable, operating lease liabilities, and accrued and other liabilities	(25,291)	31,738
Deferred revenue	5,249	28,685
Net cash used in operating activities	(144,265)	(287,488)
Cash flows from investing activities
Purchases of property and equipment	(10,136)	(14,671)
Maturities of investments	—	105,000
Net cash provided by (used in) investing activities	(10,136)	90,329
Cash flows from financing activities
Debt issuance costs related to the revolving credit facility	—	(2,853)
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	7,742	10,957
Proceeds from issuance of common stock in connection with ATM offerings, net of issuance costs	2,970	287,198
Change in driver funds and amounts due to customers	5,681	8,935
Settlement of contingent earnout liability	—	(3,537)
Net cash provided by financing activities	16,393	300,700
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	7	(691)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(138,001)	102,850
Cash, cash equivalents, and restricted cash at beginning of period	357,810	294,562
Cash, cash equivalents, and restricted cash at end of period	$219,809	$397,412

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended October 31, 2024		Three Months Ended October 31, 2023		Nine Months Ended October 31, 2024		Nine Months Ended October 31, 2023
Cost of Revenue:
GAAP cost of revenue (as a percentage of revenue)	$76,826	77%	$134,229	122%	$243,213	77%	$383,093	98%
Stock-based compensation expense	(1,260)		(1,847)		(3,870)		(4,780)
Amortization of intangible assets	(774)		(759)		(2,301)		(2,291)
Restructuring costs (1)	(961)		(996)		(961)		(996)
Non-GAAP cost of revenue (as a percentage of revenue)	$73,831	74%	$130,627	118%	$236,081	75%	$375,026	96%

Gross Profit:
GAAP gross profit (gross margin as a percentage of revenue)	$22,786	23%	$(23,946)	(22)%	$71,981	23%	$7,714	2%
Stock-based compensation expense	1,260		1,847		3,870		4,780
Amortization of Intangible Assets	774		759		2,301		2,291
Restructuring costs (1)	961		996		961		996
Non-GAAP gross profit (gross margin as a percentage of revenue)	$25,781	26%	$(20,344)	(18)%	$79,113	25%	$15,781	4%

Operating Expenses:
GAAP research and development (as a percentage of revenue)	$38,299	38%	$56,524	51%	$110,861	35%	$165,563	42%
Stock-based compensation expense	(9,831)		(14,451)		(28,864)		(39,804)
Restructuring costs (1)	(2,867)		(4,183)		(2,867)		(4,183)
Non-GAAP research and development (as a percentage of revenue)	$25,601	26%	$37,890	34%	$79,130	25%	$121,576	31%

GAAP sales and marketing (as a percentage of revenue)	$34,678	35%	$39,834	36%	$106,376	34%	$116,545	30%
Stock-based compensation expense	(4,518)		(6,467)		(14,422)		(17,393)
Amortization of intangible assets	(2,304)		(2,249)		(6,829)		(6,794)
Restructuring costs (1)	(5,067)		(1,343)		(5,067)		(1,343)
Non-GAAP sales and marketing (as a percentage of revenue)	$22,789	23%	$29,775	27%	$80,058	25%	$91,015	23%

GAAP general and administrative (as a percentage of revenue)	$17,975	18%	$33,463	30%	$52,794	17%	$82,627	21%
Stock-based compensation expense	(5,107)		(10,118)		(13,927)		(29,969)
Restructuring costs (1)	(933)		(9,079)		(933)		(9,079)
Other adjustments (2)	(1,728)		(788)		(5,729)		(893)
Non-GAAP general and administrative (as a percentage of revenue)	$10,207	10%	$13,478	12%	$32,205	10%	$42,686	11%

GAAP Operating Expenses (as a percentage of revenue)	$90,952	91%	$129,821	118%	$270,031	86%	$364,735	93%
Stock-based compensation expense	(19,456)		(31,036)		(57,213)		(87,166)
Amortization of intangible assets	(2,304)		(2,249)		(6,829)		(6,794)
Restructuring costs (1)	(8,867)		(14,605)		(8,867)		(14,605)
Other adjustments (2)	(1,728)		(788)		(5,729)		(893)
Non-GAAP Operating Expenses (as a percentage of revenue)	$58,597	59%	$81,143	74%	$191,393	61%	$255,277	65%

	Three Months Ended October 31, 2024		Three Months Ended October 31, 2023		Nine Months Ended October 31, 2024		Nine Months Ended October 31, 2023
Net Loss:
GAAP net loss (as a percentage of revenue)	$(77,590)	(78)%	$(158,219)	(143)%	$(218,263)	(69)%	$(362,861)	(93)%
Stock-based compensation expense	20,716		32,883		61,083		91,946
Amortization of intangible assets	3,078		3,008		9,130		9,085
Restructuring costs (1)	9,828		15,601		9,828		15,601
Other adjustments (2)	1,728		788		5,729		893
Non-GAAP net loss (as a percentage of revenue)	$(42,240)	(42)%	$(105,939)	(96)%	$(132,493)	(42)%	$(245,336)	(63)%
Provision for (benefit from) income taxes	1,511		(315)		3,567		162
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(40,729)	(41)%	$(106,254)	(96)%	$(128,926)	(41)%	$(245,174)	(63)%
Depreciation	4,230		4,135		13,074		12,076
Interest income	(1,604)		(1,868)		(6,930)		(6,168)
Interest expense	9,315		3,820		22,486		9,673
Other expense (income), net	202		2,815		1,090		2,173
Non-GAAP Adjusted EBITDA Loss (as a percentage of revenue)	$(28,586)	(29)%	$(97,352)	(88)%	$(99,206)	(31)%	$(227,420)	(58)%

(1)Consists of restructuring costs for severances and employment-related termination costs, and facility and other contract terminations.
(2)Consists of non-cash charges related to tax liabilities and litigation settlements, including associated non-recurring legal expenses and professional service fees related to the modification of the convertible debt.